                                                                    EXHIBIT 10.5

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of June 5, 2000 (this "AGREEMENT") is between CTN MEDIA GROUP, INC., a Delaware corporation f/k/a College Television Network, Inc. (the "BORROWER"), and LASALLE BANK NATIONAL ASSOCIATION ("LENDER").

                               W I T N E S S E T H

         WHEREAS, the Borrower and Lender are pates to that certain Credit Agreement dated as of July 26, 1999, as amended by that certain First Amendment to Credit Agreement dated as of August 31, 1999 and as further amended by that certain Second Amendment to Credit Agreement dated as of October 15, 1999 (as so amended and from time to time hereafter amended, restated, supplemented and in effect, the "CREDIT AGREEMENT" capitalized terms not otherwise defined herein shall have the definition provided THEREFOR IN the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement.

         WHEREAS, an Event of Default occurred as a result of Borrower's failure to meet the minimum EBITDA level pursuant to Section 10.6.1 of the Credit Agreement for the measurement period ending March 31, 2000 and Lender has heretofore waived such default, and only such default, in a certain waiver letter dated May 9, 2000;

         WHEREAS, Section 10.21 of the Credit Agreement provides that the Borrower and its Subsidiaries (which term excludes MPM) may not make or permit to exist any Investment in any Person, except as expressly permitted thereunder or as consented to in writing by Lender.

         WHEREAS, the Borrower desires to invest aggregate amounts of up to $3,000,000 from time to time in youth oriented internet companies, which investments would, at such time, represent a minority interest of the aggregate issued and outstanding capital stock of such companies on a fully diluted basis.

         WHEREAS, Borrower intends to enter into new or replacement leases in connection with its New York and its Atlanta offices, for amounts in excess of the limits set forth in Section 10.9 of the Credit Agreement,

         WHEREAS, Borrower has requested that Lender (i) increase the Operating Lease limit set forth in Section 10.9 of the Credit Agreement, (ii) permit and issue, separately and apart from the Revolving Commitment under the Credit Agreement, a standby letter of credit on behalf of Borrower in connection with entering into a new lease by Borrower for its Atlanta operations, (iii) reset the minimum EBITDA financial performance covenant set forth in Section 10.6.1 of the Credit Agreement based on revised financial projections of Borrower, and
(iv) waive the provisions of Section 10.21 of the Credit Agreement in order to permit the aforesaid investments by Borrower (the foregoing being referred to collectively as the "Requested Modifications").

         WHEREAS, the parties wish to amend the Credit Agreement as provided herein.

         NOW, THEREFORE, in of the foregoing premises (which are incorporated herein by this reference thereto), to induce Lender to consent to the Requested Modifications, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective upon satisfaction of the conditions precedent set forth in Section 6 below, and in reliance upon the representations and warranties of the Borrower set forth in the Credit Agreement and in this Agreement, the Credit Agreement is hereby amended and the Borrower and Lender agree as follows:

         (A) Section 10.6.1 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting the following new Section
10. 6. 1 therefor:

              "EBITDA. Not permit EBITDA for any measurement period indicated below to be less than the applicable amount set forth below for such measurement period:


                        MEASUREMENT
                        PERIOD ENDING                                  EBITDA
                        -------------                                  ------
              Calendar quarter ending June 30, 2000                -$4,600,000
              Calendar quarter ending September 30, 2000           -$1,100,000
              Calendar quarter ending December 31, 2000             $3,100,0001"



         (B) Section 10.7 of the Credit Agreement is hereby amended by (i) by striking the word "and" at the end of subsection (g) thereof and adding the word "and" at the end of subsection (h) thereof, and (ii) by inserting the following new subsection (i) after subsection (h) thereof

              "(i) the Letter of Credit."

         (C) Section 10.9 of the Credit Agreement is hereby amended by deleting the amount of "$600,000 appearing in the third line thereof and substituting the amount "$900,000" therefor.

         (D) Section 10.21 of the Credit Agreement is hereby amended (i) by striking the word "and" at the end of subsection (f) thereof and adding the word "and" at the end of subsection (g) thereof, and (ii) by inserting the following new subsection (h) after subsection (g) thereof:

              "(h)  Borrower may make Permitted Equity Investments;

         (E) Section 1. 1 is hereby amended by inserting the following new defined terms in their appropriate alphabetic order:

              "Letter of Credit" shall mean that certain standby letter of credit, Number S524518, in the maximum original face amount of $125,000 issued by Lender, under and pursuant to that certain Application for Standby Letter of Credit and Master Letter of

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         Credit Agreement (the "L/C Applications"), for the account of Borrower and for the benefit of ML-Capital City, L.L.C. and Lakes-Capital City, L.L.C., as landlord in connection with that certain lease entered into by Borrower for premises known as One Capital City Plaza located in Atlanta, Georgia, which Letter of Credit expires on June 1, 2001."

               "Permitted Equity Investment" mean an Investment by Borrower in a Person which satisfies all of the following conditions:

                   (i) such Investment is funded entirely by cash equity contributed by stockholders of Borrower and not from THE operations or as of Borrower or by Borrower directly or indirectly incurring any additional Debt;

                   (ii) the aggregate amount of such investment shall not exceed, and Borrower shall not commit to invest more than an aggregate of $3,000,000 in any one Person or related Persons, and Borrower shall not enter into any capital call obligations, open commitment to fund additional equity or like arrangement;

                   (iii) such Investment represents, in its entirety, a minority interest in the aggregate issued and outstanding capital stock of such Person on a fully diluted basis;

                   (iv) such Investment is a purely passive investment of equity by Borrower, conferring onto Borrower no rights to participate (other than to vote such capital stock in the normal course in accordance with such Person's organizational and governance documents) and Borrower shall not participate, in the active day to day management of such Person;

                   (iv) such Investments shall be only in youth oriented internet companies; and

                   (v) such Person undertakes or commits to advertise its products or services with Borrower for an aggregate fee to Borrower in amount substantially equivalent to the amount invested by Borrower in such Person, and an terms and conditions that do not deviate substantially from Borrower's standard, market based rates, terms and conditions. "

         3. CONSENT AND WAIVER. Effective upon satisfaction of the conditions precedent set forth in Section 6 below, and in reliance upon the representations and warranties of the Borrower set forth in the Credit Agreement and in this Agreement, Lender hereby consents to (i) the purchase by Borrower of 100 Class A Management Units of U-C Holdings, LLC, a Delaware limited liability company ("UC Holdings"), from Peter Kauff ("Kauff") pursuant to and in accordance with that certain Purchase and Reaffirmation Agreement by and between Kauff and Borrower dated as of May 24, 2000, for a maximum aggregate purchase price of $275,000, and (ii) to the subsequent transfer of such Units to other management employees of Borrower as part of Borrower's management incentive plans, notwithstanding the provisions of Sections 10.10, 10.15 or 10.21 of the Credit Agreement to the contrary, which provisions are hereby waived to the extent, and only to the extent, the same may be construed to prohibit the foregoing transactions. This is a consent and one time waiver with respect to the foregoing transactions

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only and is not intended as, nor should it be construed as being, a waiver of any other provision of the Credit Agreement or of any other Loan Document or as constituting a course of dealing or conduct as between the parties.

         4. REAFFIRMATION. The Borrower and each of its respective Subsidiaries (other than MPM), as guarantors, debtors, grantors, pledgors (including in connection with any negative pledges), assignors, or in other similar capacities in which such parties guarantee the Obligations, grant liens or security interests in their properties or otherwise act as accommodation parties, as the case may be, in any case under the Loan Documents, hereby each ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, affirmative or negative under each of such existing Loan Documents to which it is a party and, to the extent such party granted Hens on or security interests in any of its properties pursuant to any such existing Loan Documents as security for the Borrower's obligations under or with respect to the Credit Agreement, each hereby ratifies and reaffirms such grant of liens and security interests and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, in each cue as if each reference in such existing Loan Documents to the obligations secured thereby are construed to hereafter mean and refer to such Obligations under the Credit Agreement and other Loan Documents as hereby amended. Each of the foregoing hereby acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed. The execution of this Agreement shall not operate as a novation, waiver of any right, power or remedy of Lender nor constitute a waiver of any provision of any of the Loan Documents, except as expressly set forth herein and shall be limited to the particular instance expressly set forth. The Borrower and each of the foregoing Persons confirm and agree that the Guaranty and the Security Agreement and each and every covenant, condition, obligation, representation (except those representations which relate only to a specific date, which are confirmed as of such date only), warranty and provision set forth therein are, and shall continue to be in full force and effect and are hereby confirmed, reaffirmed and ratified in all respects.

         5. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement, the Borrower represents and warrants to Lender that the execution, delivery and performance by such Person of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to such Person, the Certificate of Incorporation or By-laws of such Person, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon such Person; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

         6. CONDITIONS. The effectiveness of the amendments and consents stated in the Agreement is subject to each of the following conditions precedent or concurrent:

         (a) NO DEFAULT. No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing;

         (b) WARRANTIES AND REPRESENTATIONS. The warranties and representations of the Borrower contained in this Agreement, the Credit Agreement, as amended hereby, and the other

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Loan Documents, shall be true and correct as of the effective date hereof, with the same effect as though made on such date, except for the revisions to the schedule to the Credit Agreement attached hereto as Exhibits and except those representations which relate only to a specific date, which are confirmed as of such date only;

         (C) DELIVERY OF THIRD AMENDMENT. The Borrower, UC Holdings and Willis Stein & Partners, L.P. shall have executed and delivered this Agreement and any Joinders hereto, to Lender;

         (D) AUTHORIZATION. A copy, duly certified by the secretary or an assistant secretary of each such Person, of (i) resolutions of such Person's Board of Directors (or like authority), authorizing or ratifying the execution and delivery of this Amendment (which copies may be delivered to Lender within 60 days of the date hereof), (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Agreement shall have been delivered to Lender;

         (E)  OTHER. Such other documents as the Lender may reasonably require;
and

         (F) PAYMENT OF FEES AND EXPENSES. Payment by the Borrower of fees and expenses of Lender incurred in connection with the negotiation and documentation of this Agreement, including, without limitation, all reasonable attorneys' fees.

         7.   MISCELLANEOUS.

         (a) CAPTIONS. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

         (b) GOVERNING LAW. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principals. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constituted but one and the same Agreement.

         (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower (and the Joinders attached hereto shall be binding on UC Holdings) and on their respective successors and assigns, and shall inure to the sole benefit of the Lender and its successors and assigns.

         (e) REFERENCES. Any reference to the Credit Agreements contained in any notice, request, certificate, or other document executed concurrently with or after the execution

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and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise requires.

         (f) CONTINUED EFFECTIVENESS. The Credit Agreement as amended hereby and each of the other Loan Documents remains in full force and effect.

         (g) THE LETTER OF CREDIT. Borrower acknowledges that the Letter of Credit constitutes Debt, as defined in the Credit Agreement, is issued pursuant to the L/C Applications and not pursuant to the Credit Agreement, is secured by a certificate of deposit in the face amount of $125,000, and is cross collateralized and cross defaulted with the Credit Agreement. Accordingly, Borrower hereby agrees that any default under the Credit Agreement (so long as it is in force and effect), and any default under the Credit Agreement shall constitute a default under the L/C Applications allowing Lender, among other things, to liquidate and apply any collateral securing Borrower's obligations under the L/C Applications (including the aforementioned certificate of deposit) as Lender deems appropriate, subject to the provisions of the Credit Agreement.

         (h) COSTS, EXPENSES AND TAXES. The Borrower agrees to pay to Lender upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees, all recording fees and charges, or other fees or charges incurred by Lender in connection with the preparation, negotiation and execution of this Agreement and all documents related thereto and any document required to be furnished herewith.




                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK
                          -- SIGNATURE PAGE FOLLOWS --

         This Third Amendment to Credit Agreement is executed and delivered at Chicago, Illinois, as of the day and year first above written.


                                  CTN MEDIA. GROUP, INC., a Delaware
                                  corporation

                                  By:
                                     ----------------------------------
                                  Title:
                                        -------------------------------


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  a national banking association

                                  By:
                                     ----------------------------------
                                  Title: First Vice President

                                     JOINDER

         This Joinder to Third Amendment to Credit Agreement dated as of May ___, 2000 between CTN Media Group, Inc. and LaSalle Bank National Association (the "Third Amendment"). Defined terms not otherwise defined here to the contrary shall have the respective meanings ascribed to them in the Credit Agreement as that term is defined in the Third Amendment. The undersigned hereby acknowledges receipt of a counterpart of the Third Amendment and acknowledges and confirms that its obligations under that certain Negative Pledge Agreement dated as of July 26, 1999 made by the undersigned to LaSalle Bank National Association hereby continue unmodified and in full force and effect, notwithstanding the execution and delivery of the Third Amendment.


                                  WILLIS STEIN & PARTNERS L.P., a
                                  Delaware limited partnership

                                  By: Willis Stein & Partners, L.L.C., Its
                                  General Partner

                                     JOINDER

         This Joinder to Third Amendment to Credit Agreement dated as of May ___, 2000 between CTN Media Group, Inc. and LaSalle Bank National Association (the "Third Amendment"). Defined terms not otherwise defined here to the contrary shall have the respective meanings ascribed to them in the Credit Agreement as that term is defined in the Third Amendment. The undersigned hereby acknowledges receipt of a counterpart of the Third Amendment and acknowledges and confirms that its obligations under that certain Negative Pledge Agreement dated as of July 26, 1999 made by the undersigned to LaSalle Bank National Association hereby continue unmodified and in full force and effect, notwithstanding the execution and delivery of the Third Amendment.


                                  U-C HOLDINGS, LLC., a Delaware limited
                                  company